SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 23, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of	Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 27, 2005, Security Capital Corporation (the “Company”) issued a press release announcing that, on May 23, 2005, it received a letter from the American Stock Exchange (the “AMEX”), citing the Company’s lack of compliance with the AMEX’s continued listing standards and accepting the Company’s plan to regain compliance with the AMEX’s continued listing standards by June 30, 2005 (the “Plan”), which the Company delivered to the AMEX on May 18, 2005.

The May 23, 2005 letter from the AMEX advised the Company that it is not in compliance with the AMEX’s continued listing standards because the Company failed to timely file its Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”) and its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”), as required pursuant to Section 1101 of the AMEX Company Guide (the “Company Guide”).  The AMEX’s letter noted that the Company’s failure to timely file the 2004 Form 10-K and the First Quarter Form 10-Q is a material violation of the Company’s listing agreement with the AMEX and, therefore, pursuant to Section 1003(d) of the Company Guide, the Company’s securities are subject to suspension and delisting from the AMEX.  In addition, the Company is subject to the procedures and requirements of Section 1009 of the Company Guide.

The AMEX’s letter notified the Company that the AMEX determined that the Plan makes a reasonable demonstration of the Company’s ability to regain compliance with the AMEX’s continued listing standards by June 30, 2005.  If the Company does not regain compliance by June 30, 2005 or otherwise make progress consistent with the Plan, the AMEX will initiate delisting proceedings, as appropriate.  As previously announced, the Plan provides, among other things, that the Company will retain a new independent registered public accounting firm to replace Ernst & Young LLP, the Company’s principal accountant, by May 31, 2005 and file the 2004 Form 10-K and the First Quarter Form 10-Q by May 31, 2005 and June 30, 2005, respectively.

                According to the AMEX’s letter, beginning within five days of the AMEX’s letter, the Company will be included in a list of issuers who are not in compliance with the AMEX’s continued listing standards, which is posted daily on www.amex.com.  In addition, until such time that the Company regains compliance with the AMEX’s continued listing standards, the AMEX will use the indicator “.LF” in the financial status indicator fields in the Consolidated Quote System and Consolidated Quote Systems Low Speed and High Speed Tapes to denote the Company’s non compliance.

                The Company continues to work diligently to finalize the 2004 Form 10-K, but anticipates that the 2004 Form 10-K will not be filed by the May 31, 2005 extended due date.  The Company also anticipates that the First Quarter Form 10-Q will not be filed by the June 30, 2005 extended due date.  The Company currently believes that it will file the 2004 Form 10-K and the First Quarter Form 10-Q by June 17, 2005, and July 29, 2005, respectively.  As required pursuant to the AMEX’s letter, the Company will continue to provide the AMEX with updates to its Plan.  As a result of such further delayed filings, however, it is possible that the AMEX may initiate delisting proceedings with respect to the Company’s securities.

                The Company also announced that, due to the late filing of the 2004 Form 10-K, it will be unable to timely file by amendment to its Form 8-K, filed April 6, 2005 (the “April 6 Form 8-K”), the financial statements relating to the acquisition of Managed Care Holdings Corporation.  As disclosed in the April 6 Form 8-K, the Company is required to file such financial statements within 75 days after March 31, 2005.  The Company currently expects to file the amendment to the April 6 Form 8-K by June 27, 2005.

                In addition, the Company announced that it will not be able to retain an independent registered public accounting firm to replace Ernst & Young LLP until  immediately following the filing of the 2004 Form 10-K.

                A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

                                                                                                (c)           Exhibits.

99.1                           Press Release of Security Capital Corporation, dated May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
Name:	William R. Schlueter
Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated May 27, 2005.